UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

AVALO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37590	45-0705648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Avalo Therapeutics, Inc.

1500 Liberty Ridge Drive, Suite 321

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(410) 522-8707

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2026, Avalo Therapeutics, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Jefferies Sales Agreement”), with Jefferies LLC (“Jefferies”) with respect to an “at-the-market” offering program under which the Company may issue and sell, from time to time at the Company’s sole discretion, shares of the Company’s common stock, $0.001 par value per share (the “Shares”), through Jefferies. The issuance and sale, if any, of the Shares may be by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on the Nasdaq Capital Market (“Nasdaq”).

The Company is not obligated to sell any of the Shares, and Jefferies is not required to sell any specific number or dollar amount of the Shares under the Jefferies Sales Agreement. The Company or Jefferies may suspend or terminate the offering of the Shares upon notice to the other party and subject to other conditions.

Subject to the Company’s request to sell the Shares, Jefferies will use commercially reasonable efforts to sell the Shares on the Company’s behalf, from time to time consistent with its normal sales practices and applicable state and federal laws, rules and regulations and Nasdaq rules, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Jefferies a commission of up to 3.0 percent (3.0%) of the gross proceeds of any of the Shares sold through Jefferies under the Jefferies Sales Agreement. Pursuant to the Jefferies Sales Agreement, the Company has also provided Jefferies with customary indemnification and contribution rights.

Any Shares to be offered and sold under the Jefferies Sales Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-292614) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2026 and declared effective by the SEC on January 20, 2026. The Company filed a prospectus supplement, dated November 5, 2026, with the SEC in connection with the offer and sale of the Shares pursuant to the Jefferies Sales Agreement, having an aggregate offering price of up to $200,000,000.

The foregoing description of the Jefferies Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Goodwin Procter LLP, counsel to the Company, has issued an opinion to the Company, dated November 5, 2026, relating to the validity of the Shares to be issued and sold pursuant to the Jefferies Sales Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On November 5, 2026, TD Securities (USA) LLC (“TD Cowen”) acknowledged and accepted the Company’s prior written notice to terminate the Sales Agreement, dated as of June 5, 2025, by and between the Company and TD Cowen (the “TD Cowen Sales Agreement”), effective immediately.

Following the termination of the TD Cowen Sales Agreement, the Company may not offer or sell any additional shares of its common stock under the TD Cowen Sales Agreement or the related prospectus supplement, dated June 5, 2025.

The foregoing description of the TD Cowen Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the TD Cowen Sales Agreement, a copy of which was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2025, and which is incorporated herein by reference.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Goodwin Procter LLP.
10.1	Open Market Sale AgreementSM, by and between Avalo Therapeutics, Inc. and Jefferies LLC, dated November 5, 2026.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALO THERAPEUTICS, INC.

Date: November 5, 2026	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer